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                                                                     Exhibit 8.2


                              [KPMG LLP Letterhead]

February 24, 2005

Hudson City, MHC
Hudson City Bancorp, Inc.
Hudson City Savings Bank
West 80 Century Road
Paramus, New Jersey 07652

Board of Directors:

You have requested the opinion of KPMG LLP ("KPMG") as to the New York State Franchise Tax on Banking Corporations and Personal Income Tax ("New York Tax") and the New Jersey Corporate Business Tax ("CBT") and Gross Income Tax ("GIT") (together, the "New Jersey Tax") consequences of the conversion of Hudson City, MHC (the "MHC"), from a New Jersey state-chartered mutual holding company to a federally-chartered mutual holding company (the "Conversion"). Immediately after the conversion, MHC will merge into Hudson City Bancorp, Inc. (the "Holding Company"), a Delaware corporation (the "Merger"). In connection with the Merger, Holding Company will effect a stock split and offer shares of Conversion Stock as described in the FACTS section below and as described more fully in the Plan of Conversion and Reorganization, amended and restated as of February 22, 2005 (the "Plan").

In rendering our opinion, based on the express instructions of MHC, the Holding Company and Hudson City Savings Bank (the "Bank"), we are relying on the attached opinion ("Federal Opinion") of Thatcher Profitt & Wood LLP ("Special Legal Counsel"), dated _____, 2005, for all matters regarding federal income taxes. We have assumed that the parties to the Reorganization will act in accordance to the Plan. In addition, all transactions and steps are assumed to have taken place in the order and exactly as described in the Plan. The Plan is hereby incorporated by reference to this opinion. Capitalized terms used but not defined in this opinion have the same meaning as in the Federal Opinion, and the Plan, unless otherwise stated.

FACTS

The facts as set forth in the Federal Opinion, and the Plan, and as we understand them to be, are as follows:

On December 16, 2004, the boards of directors of MHC, the Holding Company and the Bank adopted the Plan. For what are represented to be valid business purposes, the boards of directors have decided to reorganize from a mutual to stock form pursuant to
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 2


applicable statutes. The following steps are proposed:

      (i) The MHC will convert from a New Jersey chartered mutual holding company to a federally chartered mutual holding company ("Step 1"); and

      (ii) Immediately after completion of Step 1, the MHC, as a federal mutual holding company, will merge with and into the Holding Company in the Mutual Holding Company merger, with the Holding Company being the surviving institution ("Step 2").

As a result of the Merger,

      (i) the shares of Holding Company Common Stock held by the Mutual Holding Company shall be extinguished,

      (ii) Members of the Mutual Holding Company will be granted Subscription Rights and interests in the liquidation account to be established by the Holding Company pursuant to Section 5.03 of the Plan,

      (iii) the Stock Split shall be effected, pursuant to which each Public Stockholder, without further action by such stockholder, shall be entitled to receive additional shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Purchase Price, and

      (iv) options to purchase shares of Holding Company Common Stock which are outstanding immediately prior to consummation of the Reorganization shall remain outstanding, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

The Holding Company will sell the Conversion Stock in the Offerings, as provided in the Plan.

The Holding Company will amend its certificate of incorporation to increase the authorized number of shares to an amount that will allow for the Stock Split and the Subscription Offering.

The effective date of the Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the Mutual Holding Company Merger, (ii) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the Mutual Holding
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 3


Company Merger, or (iii) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination and a Certificate of Merger relating to the Mutual Holding Company Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Stockholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Mutual Holding Company Merger and the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

SCOPE OF OPINION

The opinions contained in this letter are based on the facts, and assumptions stated herein. You represented to us that you have provided us with all facts and circumstances that you know or have reason to know are pertinent to this opinion letter. If any of these facts, or assumptions is not entirely complete or accurate, it is imperative that we are informed immediately in writing as the incompleteness or inaccuracy could cause us to change our opinions.

We have not reviewed all the documents necessary to effectuate the transactions described in this letter, and we assume that all necessary documents will be properly executed under applicable law and that all steps necessary will be taken to effectuate the transactions as required by federal, state, or local law.

In various sections of this letter, for ease of understanding and as a stylistic matter, we may use language (such as "will") which might suggest that we reached a conclusion on an issue at a standard different from "should" or when otherwise noted "more likely than not." Such language should not be so construed. Our conclusions on any issue discussed in this opinion letter do not exceed a "should" standard, unless otherwise noted.

Our views as to the New York Tax and New Jersey Tax consequences rely upon the Federal Opinion, which we understand to conclude as follows:

      (1) the conversion of Hudson City, MHC from a New Jersey chartered mutual holding company to a federally chartered mutual holding company will qualify as a reorganization within the meaning of
            Section 368(a)(1)(F) of the Internal Revenue Code, and no gain or loss will be recognized by Hudson City Bancorp or Hudson City, MHC by reason of such conversion;

      (2) the merger of Hudson City, MHC into Hudson City Bancorp will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, and no gain or loss will be recognized by Hudson
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
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            City Bancorp, Hudson City, MHC, or Hudson City Savings by reason of such merger;

      (3) no gain or loss will be recognized by the current stockholders of Hudson City Bancorp upon the receipt of shares of common stock of Hudson City Bancorp pursuant to the Stock Split, except to the extent of any cash received in lieu of a fractional share interest in Hudson City Bancorp;

      (4) the aggregate tax basis of the shares of the Hudson City Bancorp common stock held by the current stockholders of Hudson City Bancorp after the Stock Split will be equal to the aggregate tax basis of Hudson City Bancorp common stock held immediately before the Stock Split, reduced by the basis allocable to a fractional share interest in Hudson City Bancorp for which cash is received.

      (5) the holding period of the shares of the Hudson City Bancorp common stock to be received by the current stockholders of Hudson City Bancorp in the Stock Split will include the holding period of the shares of Hudson City Bancorp common stock held immediately before the Stock Split, provided that the Hudson City Bancorp common stock was held as a capital asset on the date of the Stock Split;

      (6) a holder of shares of Hudson City Bancorp who receives cash in lieu of a fractional share of Hudson City Bancorp common stock in the Stock Split will recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder's tax basis of the shares of Hudson City Bancorp allocable to the fractional share; such gain or loss will be capital gain or loss if such shares were held as a capital asset as of the date of the Stock Split, and will be long-term capital gain or loss if such holder's holding period in the shares of Hudson City Bancorp common stock is more than one year on the date of the Stock Split;

      (7) no gain or loss will be recognized by Hudson City Bancorp upon the sale of shares of common stock in the Offerings;

      (8) no gain or loss will be recognized by members of Hudson City, MHC upon the issuance to them of interests in the liquidation account in Hudson City Bancorp pursuant to the merger of Hudson City, MHC into Hudson City Bancorp;

      (9) it is more likely than not that the fair market value of the nontransferable Subscription Rights to purchase shares of common stock of Hudson City Bancorp to be issued to Eligible Account Holders and Supplemental Eligible Account Holders is zero and, accordingly, that no income will be
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 5


            recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the issuance to them of Subscription Rights or upon the exercise of the Subscription Rights;

      (10) it is more likely than not that the tax basis to the holders of shares of Hudson City Bancorp common stock purchased in the Offerings pursuant to the exercise of Subscription Rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of completion of the Offerings; and

      (11) the holding period for shares of common stock of Hudson City Bancorp purchased in the Syndicated Offering will begin on the day after the date of purchase.

In addition, the Federal Opinion noted the following:

            The opinions set forth in (9) and (10), above, are based on the position that the Subscription Rights do not have any market value at the time of distribution or at the time they are exercised. Although the Internal Revenue Service ("IRS") will not issue rulings on whether subscription rights have a market value, we are unaware of any instance in which the IRS has taken the position that nontransferable subscription rights issued by a converting financial institution have a market value. We understand that the Subscription Rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase common stock of Hudson City Bancorp at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of such common stock. Based on the foregoing, we believe that it is more likely than not (i.e., there is a more than a 50% likelihood) that the Subscription Rights have no market value for federal income tax purposes.

Our opinions in this letter are limited to those specifically set forth under the heading OPINIONS. KPMG expresses no opinion with respect to any other federal, state, or foreign tax or legal aspect of the transaction described herein. No inference should be drawn on any other matter. Specifically, while KPMG relies upon the Federal Opinion as described above, no opinion is expressed as to whether the Subscription Rights constitute valuable property.
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 6


OPINIONS

Based on the facts, and assumptions set forth in the Federal Opinion and restated herein as we understand them to be, and subject to any conditions or limitations herein, including the Scope of the Opinion above, it is our opinion that the New York Franchise Tax and the New Jersey Corporate Business Tax consequences described below should prevail (i.e., there is a greater than 70 percent likelihood that those consequences should prevail) if challenged.

In addition, based on the facts, and assumptions set forth in the Federal Opinion and restated herein as we understand them to be, and subject to any conditions or limitations herein, including the Scope of the Opinion above, it is our opinion that the New York and New Jersey personal income tax consequences described below more likely than not should prevail (i.e., there is a greater than 50 percent likelihood that those consequences should prevail) if challenged. Since it is the opinion of Thatcher, Proffitt & Wood LLP, that for federal income tax purposes, it is "more likely than not" that the nontransferable subscription rights to purchase common stock have no value, this New York and New Jersey opinion, in its reliance on the Federal Opinion, is limited to that same level of comfort. The following opinions, although similar to the conclusions set forth in the Federal Opinion, are specific to the tax consequences of the Conversion under New York Tax and New Jersey Tax law, and are thus independent and separate from the conclusions set forth in the Federal Opinion.

1. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then the conversion of MHC's charter from a New Jersey mutual holding company to a federally-chartered mutual holding company should qualify as a reorganization and MHC or Holding Company should not recognize any gain or loss for New York Tax and New Jersey Tax purposes;

2. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, no gain or loss should be recognized for New York Tax and New Jersey Tax purposes by MHC, Holding Company or Bank by reason of the Merger;

3. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, no gain or loss should be recognized for New York Tax and New Jersey Tax purposes by current stockholders upon the receipt of shares of the Holding Company pursuant to the Stock Split, except to the extent of any cash received in lieu of a fractional share interest in Holding Company;
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 7


4. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New York Tax and New Jersey Tax purposes the aggregate tax basis of the shares of Holding Company common stock held by the current stockholders of Holding Company after the Stock Split should be equal to the aggregate tax basis of Holding Company common stock held immediately before the Stock Split, reduced by the basis allocable to a fractional share interest in Holding Company for which cash is received;

5. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New York Tax and New Jersey Tax purposes the holding period of the shares of Holding Company common stock to be received by the current shareholders of Holding Company in the Stock Split should include the holding period of the shares of Holding Company common stock held immediately before the Stock Split, provided that the Holding Company common stock was held as a capital asset on the date of the Stock Split;

6. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New York Tax and New Jersey Tax purposes a holder of shares of Holding Company who receives cash in lieu of a fractional share of Holding Company common stock in the Stock Split should recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder's tax basis of the shares of Holding Company allocable to the fractional share; such gain or loss should be capital gain or loss if such shares were held as a capital asset as of the date of the Stock Split, and should be long-term capital gain or loss if such holder's holding period in the shares of Holding Company common stock is more than one year on the date of the Stock Split;

7. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New York Tax and New Jersey Tax purposes no gain or loss should be recognized by Holding Company upon the sale of shares of common stock in the Offering;

8. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New York Tax and New Jersey Tax purposes no gain or loss should be recognized by members of MHC upon the issuance to them of interests in the liquidation account in the Holding Company pursuant to the merger of MHC into Holding Company;

9. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New York Tax and New Jersey Tax purposes it is more likely than not that the fair market value of the nontransferable Subscription Rights to purchase shares of common
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 8


stock of Holding Company to be issued to Eligible Account Holders, and Supplemental Eligible Account Holders is zero and accordingly, that no gain or loss will be recognized by Eligible Account Holders, and Supplemental Eligible Account Holders upon the issuance to them of the nontransferable Subscription Rights or upon the exercise of the Subscription Rights;

10. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New York Tax and New Jersey Tax purposes it is more likely than not that the tax basis to the holders of shares of Hudson City Bancorp common stock purchased in the Offering pursuant to the exercise of Subscription Rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of the completion of the Offerings; and

11. Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New York Tax and New Jersey Tax purposes the holding period for shares of common stock of Holding Company purchased in the Syndicated Offering will begin on the day after the date of purchase.

LAW AND ANALYSIS:

Opinions #1 and #2

New Jersey:

The New Jersey CBT uses federal taxable income as the starting point for the computation of its tax base. N.J.S.A. Sec. 54:10A-4(k). Federal taxable income is the income that a taxpayer reports on its federal income tax return filed with the Internal Revenue Service ("IRS"). N.J.S.A. 54:10A-4(k). The CBT taxes corporate taxpayers on its federal taxable income after certain adjustments have been made to that income. N.J.S.A. 54:10A-4(k). The adjustments are enumerated in N.J.S.A. 54:10A-4(k). There are no New Jersey provisions that modify a taxpayer's federal taxable income with respect to reorganizations pursuant to
Section 368(a)(1)(A) or Section 368(a)(1)(F) of the Code.

Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, the Conversion and Merger should be treated as tax-free reorganizations for MHC, Holding Company and Bank, since New Jersey follows the federal tax-free treatment of reorganizations pursuant to Section 386(a)(1)(A) and 368(a)(1)(F) of the Code by incorporating the federal provisions by reference in the CBT statutes. See also Formal Opinion 1960 No. 2, Opinion of the Attorney General, February 10, 1960.
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 9


New York:

New York State(1) imposes a tax to banking corporations pursuant to Article 32 of the New York State Tax Law ("NYTL"). New York uses federal taxable income as reported on the federal income tax return filed with the IRS as the starting point for the computation of entire net income. N.Y.T.L. Sec. 1453(a). New York provides certain adjustments to the federal taxable income as reported to the IRS. N.Y.T.L Sec. 1453(b) through (k-1). In addition, New York provides additional guidance to these adjustments through promulgated regulations. See NYS Reg. Secs. 18-2.3, 18-2.4 and 18-2.5. There are no New York Tax provisions that modify a taxpayer's federal taxable income with respect to reorganizations pursuant to Section 368(a)(1)(A) or 368(a)(1)(F) of the Code.

Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, the Conversion and Merger should be treated as a tax-free reorganizations for MHC, Holding Company and Bank, since New York follows the federal tax-free treatment of reorganizations pursuant to Section 368(a)(1)(A) and 368(a)(1)(F) of the Code by incorporating the federal provisions by reference in the Banking Corporation Tax statutes and regulations. N.Y.T.L. Sec. 1453(a).

Opinions #3, #4, #5, #6, #8 and #11

New Jersey:

The New Jersey GIT, as provided for in N.J.S.A. 54A:2-1, imposes a tax on the New Jersey gross income of individuals, estates and trusts. New Jersey defines gross income and its categories in N.J.S.A. 54A:5-1. Included in this definition is net gains or income from disposition of property.

N.J.S.A. 54A:5-1(c) provides that:


      the term "net gains or net income" shall not include gains or income from transactions to the extent to which nonrecognition is allowed for federal income tax purposes. The term "sale, exchange or other disposition" shall not include the exchange of stock or securities in a corporation a party to a reorganization in pursuance of a plan of reorganization, solely for stock or securities in such corporation or in another corporation a party to the reorganization and the transfer of property to a corporation by one or more persons solely in exchange for stock or securities in such corporation if

-----------------------
(1) All references to New York refer to New York State, unless otherwise noted.
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
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      immediately after the exchange such person or persons are in control of the corporation.

Furthermore, a reorganization is defined in N.J.S.A. 54A:5-1(c)(iv) as a transfer by a corporation of all or a part of its assets to another corporation where, immediately after the transfer, the transferor and/or one or more of its shareholders, including persons who were shareholders immediately before the transfer, is in control of the corporation to which the assets are transferred. In addition, there are no New Jersey tax provisions that provide adjustments related to the transactions as outlined in the Federal Opinion.

Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New Jersey GIT purposes:

      i. the current stockholders of Holding Company stock should recognize no gain or loss from the receipt of shares pursuant to the Stock Split (except to the extent of cash received for fractional shares);

      ii. the aggregate tax basis of the shares of Holding Company common stock held by the current stockholders of Holding Company after the Stock Split should be equal to the aggregate tax basis of Holding Company common stock held immediately before the Stock Split, reduced by the basis allocable to a fractional share interest in Holding Company for which cash is received;

      iii. the holding period of the shares of Holding Company common stock to be received by the current shareholders of Holding Company in the Stock Split should include the holding period of the shares of Holding Company common stock held immediately before the Stock Split, provided that the Holding Company common stock was held as a capital asset on the date of the Stock Split;

      iv. a holder of shares of Holding Company who receives cash in lieu of a fractional share of Holding Company common stock in the Stock Split should recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder's tax basis of the shares of Holding Company allocable to the fractional share; such gain or loss should be capital gain or loss if such shares were held as a capital asset as of the date of the Stock Split, and should be long-term capital gain or loss if such holder's holding period in the shares of Holding Company common stock is more than one year on the date of the Stock Split;
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 11


      v. no gain or loss should be recognized by members of MHC upon the issuance to them of interests in the liquidation account in the Holding Company pursuant to the merger of MHC into Holding Company; and

      vi. the holding period for shares of common stock of Holding Company purchased in the Syndicated Offering will begin on the day after the date of purchase.

New York:

The personal income tax components of New York tax law provide that the New York taxable income of a resident individual is his New York adjusted gross income modified by certain deductions or exempt income. N.Y.T.L. Sec. 611(a). In addition, New York has modifications to federal adjusted gross income. See N.Y.T.L. Secs. 612(b) and 615(a). There are no New York Tax provisions that provide adjustments related to transactions as outlined in the Federal Opinion.

Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New York purposes;

      i. the current stockholders of Holding Company stock should recognize no gain or loss from the receipt of shares pursuant to the Stock Split (except to the extent of cash received for fractional shares);

      ii. the aggregate tax basis of the shares of Holding Company common stock held by the current stockholders of Holding Company after the Stock Split should be equal to the aggregate tax basis of Holding Company common stock held immediately before the Stock Split, reduced by the basis allocable to a fractional share interest in Holding Company for which cash is received;

      iii. the holding period of the shares of Holding Company common stock to be received by the current shareholders of Holding Company in the Stock Split should include the holding period of the shares of Holding Company common stock held immediately before the Stock Split, provided that the Holding Company common stock was held as a capital asset on the date of the Stock Split;

      iv. a holder of shares of Holding Company who receives cash in lieu of a fractional share of Holding Company common stock in the Stock Split should recognize gain or loss equal to the difference between the amount of cash received and the portion of such holder's tax basis of the shares of Holding Company allocable to the fractional share; such gain or loss should be capital
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 12


            gain or loss if such shares were held as a capital asset as of the date of the Stock Split, and should be long-term capital gain or loss if such holder's holding period in the shares of Holding Company common stock is more than one year on the date of the Stock Split;

      v. no gain or loss should be recognized by members of MHC upon the issuance to them of interests in the liquidation account in the Holding Company pursuant to the merger of MHC into Holding Company; and

      vi. the holding period for shares of common stock of Holding Company purchased in the Syndicated Offering will begin on the day after the date of purchase.

Opinion #7:

New Jersey:

As indicated above, the New Jersey CBT uses federal taxable income as the starting point for the computation of its tax base. N.J.S.A. Sec. 54:10A-4(k). Federal taxable income is the income that a taxpayer reports on its federal income tax return filed with the IRS. N.J.S.A. 54:10A-4(k). The CBT taxes corporate taxpayers on its federal taxable income after certain adjustments have been made to that income. N.J.S.A. 54:10A-4(k). The adjustments are enumerated in N.J.S.A. 54:10A-4(k). There are no New Jersey provisions that modify a taxpayer's federal taxable income with respect to corporation's sale of its shares in a stock offering pursuant to Section 1032(a) of the Code.

Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, Holding Company should recognize no gain or loss from the sale of its own shares of common stock in the Offering, since New Jersey follows the federal non-recognition rules regarding a corporation's sale of its stock pursuant to Section 1032(a) of the Code.

New York:

New York also uses federal taxable income as reported on the federal income tax return filed with the IRS as the starting point for the computation of entire net income. N.Y.T.L. Sec. 1453(a). New York provides certain adjustments to the federal taxable income as reported to the IRS. N.Y.T.L Sec. 1453(b) through (k-1) and NYC Admin. Code Sec. 11-641(b) through (k). In addition, New York provides additional guidance to these adjustments through promulgated regulations. See NYS Reg. Secs. 18-2.3, 18-2.4 and 18-2.5. There are no New York Tax provisions that modify a taxpayer's federal taxable income with respect to corporation's sale of its shares in a stock offering pursuant to Section 1032(a) of the Code.
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Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 13


Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, Holding Company should recognize no gain or loss from the sale of its own shares of common stock in the Offering, since New York follows the federal non-recognition rules regarding a corporation's sale of its stock pursuant to Section 1032(a) of the Code.

Opinions #9 and #10

New Jersey:

As noted above, the New Jersey GIT, as provided for in N.J.S.A. 54A:2-1, imposes a tax on the New Jersey gross income of individuals, estates and trusts. New Jersey defines gross income and its categories in N.J.S.A. 54A:5-1. In addition, there are no New Jersey tax provisions that provide adjustments related to the transactions as outlined in the Federal Tax Opinion.

Assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New Jersey GIT purposes, it is more likely than not that the fair market value of the nontransferable Subscription Rights to purchase shares of common stock of Holding Company to be issued to Eligible Account Holders, and Supplemental Eligible Account Holders is zero and accordingly, that no gain or loss will be recognized by Eligible Account Holders, and Supplemental Eligible Account Holders upon the issuance to them of the nontransferable Subscription Rights or upon the exercise of the Subscription Rights.

Furthermore, assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction then for New Jersey GIT purposes, it is more likely than not that the tax basis to the holders of shares of Hudson City Bancorp common stock purchased in the Offering pursuant to the exercise of Subscription Rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of the completion of the Offerings.

New York:

As noted above, the personal income tax components of the New York Tax provide that the New York taxable income of a resident individual is his New York adjusted gross income modified by certain deductions or exempt income. N.Y.T.L. Sec. 611(a). In addition, New York Tax has modifications to federal adjusted gross income. See N.Y.T.L. Secs. 612(b) and 615(a). The New York Tax provisions do not provide adjustments related to transactions outlined in the Federal Opinion.

Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 14


Assuming the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction, then for New York Tax purposes, it is more likely than not that the fair market value of the nontransferable Subscription Rights to purchase shares of common stock of Holding Company to be issued to Eligible Account Holders, and Supplemental Eligible Account Holders is zero and accordingly, that no gain or loss will be recognized by Eligible Account Holders, and Supplemental Eligible Account Holders upon the issuance to them of the nontransferable subscription rights or upon the exercise of the Subscription Rights to purchase shares of stock of Holding Company.

Furthermore, assuming that the federal income tax consequences of the proposed transaction as set forth in the Federal Opinion are the consequences of the proposed transaction then for New York personal income tax purposes, it is more likely than not that the tax basis to the holders of shares of Hudson City Bancorp common stock purchased in the Offering pursuant to the exercise of Subscription Rights will be the amount paid therefor, and that the holding period for such shares of common stock will begin on the date of the completion of the Offerings.

Our conclusions are based on the conclusion in the Federal Opinion that the Subscription Rights to purchase shares of Holding Company Common Stock received by the Eligible Account Holders, and Supplemental Account Holders have a fair market value of zero. Since the Federal Opinion is at a "more likely than not" level of comfort for this conclusion, this New York and New Jersey opinion is also at a "more likely than not" level of comfort. If the fair market value of the nontransferable Subscription Rights to purchase Holding Company Common stock is deemed to have an ascertainable value, the depositors would recognize New York and New Jersey taxable income equal to the amount of such value recognized for Federal income tax purposes.

                                    *  *  *

As noted above, in connection with the transactions described herein, the Bank has engaged Special Legal Counsel. In this regard, the Bank has requested a tax opinion from Special Legal Counsel as to the Federal income tax consequences of these transactions. The Bank has specifically not engaged KPMG to render any opinion regarding any tax consequence of these transactions except those that relate to the New Jersey Tax and New York Tax consequences and Bank has instructed KPMG that for purposes of rendering its opinion regarding New Jersey Tax and New York Tax consequences, it should rely SOLELY on the Federal Opinion of Special Legal Counsel for any matter related to federal taxation. Thus, any and all references to the consequences of these transactions under federal income tax rules that are contained herein are made solely in reliance on the Federal Opinion and no such reference is intended to be, nor should it be interpreted as, an opinion of KPMG on any matter related to federal income

Hudson City, MHC
Hudson City Bancorp, Inc.
The Hudson City Savings Bank
February 24, 2005
Page 15


tax. All opinions herein are limited solely to those relating to New York Tax or New Jersey Tax and those are made in reliance on the Federal Opinion.

Our advice in this document is limited to the conclusions specifically set forth herein and is based on the completeness and accuracy of the above-stated facts, assumptions and representations. If any of the foregoing facts, assumptions or representations is not entirely complete or accurate, it is imperative that we be informed immediately, as the inaccuracy or incompleteness could have a material effect on our conclusions. In rendering our advice, we are relying upon the Federal Opinion, New York Tax and New Jersey Tax statutes, the regulations thereunder, and the judicial and administrative interpretations thereof. These authorities are subject to change, retroactively and/or prospectively, and any such changes could affect the validity of our conclusions. We will not update our advice for subsequent changes or modifications to the law and regulations or to the judicial and administrative interpretations thereof.

CONSENT

We consent to the filing of this opinion as an exhibit to the Forms AC and H-(e)1-S filed with the OTS and as an exhibit to the Registration Statement on Form S-3 filed by Hudson City Bancorp with the Securities and Exchange Commission in connection with the Reorganization, and to the reference thereto in the Prospectus, included in the Registration Statement on Form S-3, under the headings "The Conversion and the Stock Offering - Tax Aspects" and "Legal and Tax Opinions."

KPMG LLP